As filed with the Securities and Exchange Commission
                              on June 24, 1994.
                                               Registration No. 33-_________
============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                           _______________________

                                   FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           _______________________

                      PINNACLE WEST CAPITAL CORPORATION
            (Exact name of registrant as specified in its charter)

             Arizona                                      86-0512431
       (State or other jurisdiction                    (I.R.S. Employer
     of incorporation or organization)                Identification No.)

                     400 East Van Buren Street, Suite 700
                            Phoenix, Arizona 85004
                                (602) 379-2500
              (Address, including zip code, and telephone number
         and area code, of registrant's principal executive offices)
                         ___________________________

                      PINNACLE WEST CAPITAL CORPORATION
                      DIRECTOR EQUITY PARTICIPATION PLAN
                           (Full title of the plan)
                         ___________________________


              MICHAEL S. ASH                     With a Copy to:
          400 East Van Buren Street,              MATTHEW P. FEENEY
                suite 700                       Snell & Wilmer
           Phoenix, Arizona  85004              One Arizona Center
       (Name and address of agent for      Phoenix, Arizona  85004-0001
                 service)                        (602) 382-6239
               (602) 379-2500
        (Telephone number, including
                area code,
            of agent for service)

============================================================================
Title of    Amount to be  Proposed Maximum   Proposed Maximum   Amount of
securities   Registered    Offering Price        Aggregate    Registration
to be                       per Unit(1)           Offering         Fee
Registered                                        Price(1)
____________________________________________________________________________
Common Stock,  50,000         $16.875           $843,750.00     $291.00
No Par Value   shares
============================================================================

   (1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock on the Consolidated Tape on June 21, 1994.

                                PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   Incorporation of Certain Documents by Reference

     The following documents filed by Pinnacle West Capital Corporation ("Pinnacle West") with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

     1. Pinnacle West's Annual Report on Form 10-K for the year ended December 31, 1993 (the "1993 10-K").

     2. Pinnacle West's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

     3. Pinnacle West's Current Reports on Form 8-K, dated January 24, 1994, April 30, 1994 and May 19, 1994.

     4. The description of Pinnacle West's Common Stock included in Pinnacle West's Registration Statement on Form 8-B, File No. 1-8962, as filed on July 25, 1985, except for the reference to transfer agents and registrars for the Common Stock contained therein and of Pinnacle West's Preferred Share Purchase Rights included in its Registration Statement on Form 8-A, File No. 1-8962, as filed on March 31, 1989, and a Form 8 Amendment thereto as filed on August 29, 1991.

     All documents filed by Pinnacle West pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the 1993 10-K and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   Description of Securities

     Not Applicable.

ITEM 5.   Interests of Named Experts and Counsel

     Not Applicable.

ITEM 6.   Indemnification of Directors and Officers

     The law of Arizona permits extensive indemnification of present and former directors, officers, employees, or agents of an Arizona corporation, whether or not authority for such indemnification is contained in the indemnifying corporation's articles or by-laws. Specific authority for indemnification of present and former directors and officers, under certain circumstances, is contained in Article VII of the Bylaws of Pinnacle West. Under Arizona law, in order for a corporation to provide indemnification, a disinterested majority of the corporation's board of directors, independent legal counsel, a court, or the shareholders must find that the director, officer, employee, or agent acted, or failed to act, in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Statutory indemnification is permissive, except in the event of a successful defense, when a director, officer, employee, or agent must be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith. Indemnification is permitted with respect to expenses, judgments, fines, and amounts paid in settlement by such persons.

     Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities and for reimbursement of Pinnacle West for costs, expenses and amounts paid in settlement and, in certain cases, judgments and fines in connection with the foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

ITEM 7.   Exemption from Registration Claimed

     Not Applicable.

ITEM 8.   List of Exhibits

Exhibit No.              Descriptions
- -----------              ------------

   4.1 Articles of Incorporation of Pinnacle West, restated as of July 29, 1988, incorporated by reference to Exhibit
                    19.1 to Pinnacle West's September 1988 Form 10-Q Report, file no. 1-8962.

   4.2 Bylaws amended as of October 23, 1991, and Rights Agreement of Pinnacle West, incorporated by reference to Exhibits 3.1 and 4.1, respectively, to Pinnacle West's January 8, 1992 Form 8-K Report and Pinnacle West's 1990 Form 10-K Report, file no. 1-8962.

   4.3 Portions of Master Extension and Modification Agreement, dated as of January 19, 1990, by and among Pinnacle West and the institutions listed therein, incorporated by reference to Exhibit 4.1 to Pinnacle West's January 31, 1990 Form 8-K Report, file no. 1-8962.

   4.4 Portions of the Debenture Agreement, dated as of March 22, 1990, among Pinnacle West and the Purchasers named therein, incorporated by reference to Exhibit 4.1 to Pinnacle West's 1989 Form 10-K Report, file no. 1-8962.

   5                Opinion of Snell & Wilmer re legality.

  24.1              Consent of Deloitte & Touche.

  24.2              Consent of Snell & Wilmer (included in Exhibit 5).

  25                Power of Attorney (see page 7).

  99 Pinnacle West Capital Corporation Director Equity Participation Plan, incorporated by reference to Appendix B to Pinnacle West's 1994 Notice and Proxy Statement for the Annual Meeting of Shareholders held on May 19, 1994.

ITEM 9.   Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 (17 C.F.R. Section 239.13) or Form S-8 (17 C.F.R. Section 239.16b), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

     (5) That, for purposes of determining any liability under the securities act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on June 24, 1994.

                              PINNACLE WEST CAPITAL CORPORATION



                              By:   RICHARD SNELL
                                 ------------------------------------
                                   (Richard Snell, Chairman of the
                                   Board of Directors, President,
                                   and Chief Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Richard Snell and Henry B. Sargent, and each of them, as attorneys-in-fact to sign in his or her name and behalf, individually and in each capacity designated below, and to file any amendments, including post-effective amendments, to the Registration Statement.


     Signature                           Title                   Date
     ---------                           -----                   ----

RICHARD SNELL                      Principal Executive      June 24, 1994
- ------------------------------     Officer and Director
(Richard Snell,
Chairman of the Board
of Directors,
President, and Chief
Executive Officer)



HENRY B. SARGENT                   Principal Financial      June 24, 1994
- ------------------------------     Officer, Principal
(Henry B. Sargent,                 Accounting Officer,
Officer, Principal                 and Director
Executive Vice President
and Chief Financial
Officer)



PAMELA GRANT                       Director                 June 24, 1994
- ------------------------------
(Pamela Grant)


MARTHA O. HESSE                    Director                 June 24, 1994
- ------------------------------
(Martha O. Hesse)


ROY A. HERBERGER, JR.              Director                 June 24, 1994
- ------------------------------
(Roy A. Herberger, Jr.)


WILLIAM S. JAMIESON, JR.           Director                 June 24,1994
- ------------------------------
(William S. Jamieson, Jr.)


JOHN R. NORTON III                 Director                 June24, 1994
- ------------------------------
(John R. Norton III)


O. MARK DE MICHELE                 Director                 June 24, 1994
- ------------------------------
(O. Mark De Michele)


DONALD N. SOLDWEDEL                Director                 June 24, 1994
- ------------------------------
(Donald N. Soldwedel)


DOUGLAS J. WALL                    Director                 June 24, 1994
- ------------------------------
(Douglas J. Wall)